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                                                                     Exhibit (j)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated August 20, 1999, and to all references to our Firm included in or made a part of this registration statement of Nuveen Taxable Funds Inc. (comprised of the Nuveen Dividend and Growth Fund).



                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
October 25, 1999